                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /x/

Filed by a Party other than the Registrant / /

Check the appropriate box:


/ /  Preliminary Proxy Statement           / / Confidential, for Use of the Commission
                                               Only (as permitted by Rule 14a-6(e)(2))
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             Spacelabs Medical, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/x/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                [SPACELABS LOGO]

Dear Stockholder:                                                 March 25, 1997

     You are cordially invited to attend the 1997 Annual General Meeting of Stockholders of Spacelabs Medical, Inc. at 10:00 a.m. on Thursday, May 8, 1997, at the Bellevue Club, 11200 S.E. 6th Street, Bellevue, Washington.

     The accompanying Notice of 1997 Annual General Meeting of Stockholders and the Proxy Statement describe the matters to be presented at the meeting.

     Whether or not you plan to attend the meeting, we hope you will have your stock represented by completing, signing, dating, and returning your proxy card in the enclosed postage-paid envelope as soon as possible. Your stock will be voted in accordance with the instructions you have given in your proxy.

                                          Sincerely,

                                          /s/ Carl A. Lombardi

                                          Carl A. Lombardi
                                          Chairman of the Board
                                          and Chief Executive Officer

                                   IMPORTANT

A Proxy Statement and proxy card are enclosed. All stockholders are urged to complete and mail the proxy card promptly. The enclosed envelope for return of the proxy card requires no postage. Any stockholder attending the meeting may personally vote on all matters that are considered, in which event the signed proxy will be revoked.

                   IT IS IMPORTANT THAT YOUR STOCK BE VOTED.

                                [SPACELABS LOGO]

                            ------------------------

                NOTICE OF ANNUAL GENERAL MEETING OF STOCKHOLDERS

                                  MAY 8, 1997

                            ------------------------

To the Stockholder:

     The 1997 Annual General Meeting of Stockholders of Spacelabs Medical, Inc. will be held at the Bellevue Club, 11200 S.E. 6th Street, Bellevue, Washington on Thursday, May 8, 1997 at 10:00 a.m. for the following purposes:

     (1) To elect seven directors to hold office until the next Annual General Meeting of Stockholders and until their respective successors are elected and qualified;

     (2) To ratify the appointment of KPMG Peat Marwick LLP as auditors for Spacelabs Medical, Inc. for 1997; and

     (3) To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.

     Nominees for directors are named in the enclosed Proxy Statement.

     March 10, 1997 has been set as the record date for the meeting. Only stockholders of record at the close of business on that date will be entitled to notice of and to vote at the meeting.

     ALL STOCKHOLDERS ARE INVITED TO ATTEND THE MEETING IN PERSON, BUT EVEN IF YOU EXPECT TO BE PRESENT AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION. STOCKHOLDERS ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF THEY HAVE PREVIOUSLY SENT IN A PROXY.

                                          By Order of the Board of Directors

                                          /s/ Eugene V. DeFelice
                                          Eugene V. DeFelice
                                          Secretary

Redmond, Washington
March 25, 1997

               THE 1996 ANNUAL REPORT OF SPACELABS MEDICAL, INC.
                       ACCOMPANIES THIS PROXY STATEMENT.

                              1997 PROXY STATEMENT

GENERAL

     The enclosed proxy is solicited by the Board of Directors of Spacelabs Medical, Inc. ("Spacelabs Medical" or the "Company") for use at the 1997 Annual General Meeting of Stockholders to be held at 10:00 a.m. on Thursday, May 8, 1997, at the Bellevue Club, 11200 S.E. 6th Street, Bellevue, Washington, 98004, and at any adjournment or postponement thereof (the "Meeting"). Only holders of record of Spacelabs Medical's Common Stock, par value $0.01 per share (the "Common Stock"), at the close of business on March 10, 1997 will be entitled to notice of and to vote at the Meeting. On that date, Spacelabs Medical had 9,557,845 shares of Common Stock outstanding. Each share of Common Stock outstanding on the record date is entitled to one vote.

     The address of Spacelabs Medical's principal executive offices is 15220 N.E. 40th Street, Redmond, Washington 98052.

     This Proxy Statement and the accompanying proxy are being mailed to the stockholders of Spacelabs Medical on or about March 25, 1997.

VOTING

     Shares of Common Stock for which proxies are properly executed and returned will be voted at the Meeting in accordance with the directions noted thereon or, in the absence of directions to the contrary, will be voted (i) "FOR" the election of the seven nominees for the Board of Directors named on the following pages, provided that if any one or more of such nominees should become unavailable for election for any reason, such shares will be voted for the election of such substitute nominee or nominees as the Board of Directors may propose, and (ii) "FOR" the ratification of the appointment of KPMG Peat Marwick LLP as auditors for Spacelabs Medical for 1997. Under Delaware law, Spacelabs Medical's Certificate of Incorporation, and Spacelabs Medical's By-Laws, the presence at the Meeting, in person or by duly authorized proxy, of the holders of one-third of the outstanding shares of Common Stock entitled to vote constitutes a quorum for the transaction of business. The seven nominees for the Board of Directors who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy at the Meeting and entitled to vote shall be elected directors. The affirmative vote of a majority of shares entitled to vote and present in person or by proxy at the Meeting is required for approval of any other matters submitted to a vote of the shareholders. In the election of directors, an abstention or broker non-vote will have no effect on the outcome. In the case of any other matter, abstention from voting will have the practical effect of voting against such matter. Broker non-votes will be included in determining the presence of a quorum at the Meeting, but will have no effect on the outcome of any matters, other than to reduce the number of "FOR" votes necessary to approve such matters.

REVOCATION

     Any stockholder giving a proxy may revoke it at any time before it is voted by delivering to the Secretary of Spacelabs Medical a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Meeting and electing to vote in person.

                       PROPOSAL 1: ELECTION OF DIRECTORS

     In accordance with Spacelabs Medical's By-Laws, the Board of Directors has fixed the number of directors constituting the Board at seven. It is proposed that seven directors be elected, each to hold office for a term of one year and until his successor shall have been elected and qualified. It is intended that votes will be cast pursuant to the accompanying proxy for the election of the nominees named below, each of whom is currently a director of Spacelabs Medical. If any nominee should become unavailable for any reason, it is intended that votes will be cast for a substitute nominee designated by the Board of Directors. The Board of Directors has no reason to believe that the nominees named will be unable to serve if elected. The seven nominees who receive the greatest number of votes cast by stockholders present in person or by proxy and certified to vote at the Meeting, a quorum being present, shall be elected directors.

NOMINEES FOR THE BOARD OF DIRECTORS

     GILBERT W. ANDERSON. Mr. Anderson (age 68) has served as a director of Spacelabs Medical since July 28, 1995. Mr. Anderson is the former President, Chief Executive Officer and director of Physio-Control Corporation, a manufacturer of medical equipment. Mr. Anderson joined Physio-Control in 1976, was appointed its President and Chief Executive Officer and a director in 1985, and retired in 1991. Mr. Anderson is a member of the Boards of Directors of Esterline Technologies and Key Trust Company of the Northwest. He serves on the Advisory Board of the University of Washington Schools of Business and Business Administration and is President of the Seattle Public Library Foundation. He is also past Chairman of the United Way of King County.

      Principal Occupation: Retired President, Chief Executive Officer and
                     director of Physio-Control Corporation

     THOMAS J. DUDLEY, D.B.A. Dr. Dudley (age 65) has served as a director, Chairman of the Audit Committee and member of the Executive Committee and the Compensation Committee of Spacelabs Medical since June 26, 1992. Dr. Dudley has been a Professor of Quantitative Methods, The George L. Graziadio School of Business and Management, Pepperdine University, since 1968. Dr. Dudley has also owned and operated Thomas J. Dudley & Associates, a company that provides management consulting services for strategic planning and implementation to small- and medium-sized companies, since 1968. Dr. Dudley holds a Doctorate in Business Administration from the University of Southern California. He also has a Master's degree in Business Administration and a Bachelor's degree in Liberal Arts and Sciences from the University of Michigan. Dr. Dudley is a member of INFORMS, the World's Futures Society, and the Accreditation Committee of the Association of Independent Colleges and Schools. He is also an advisor to the American-China Association for Science and Technology Exchange. He is a member of the Board of Directors of the Los Angeles branch of Recording for the Blind and Dyslexic, a nonprofit organization. Dr. Dudley is a recipient of the Harriett and Charles Luckman Distinguished Teaching Fellow Award.

            Principal Occupation: Professor of Quantitative Methods,
The George L. Graziadio School of Business and Management, Pepperdine University

     HARVEY FEIGENBAUM, M.D. Dr. Feigenbaum (age 63) has served as a director and member of the Audit Committee of Spacelabs Medical since June 26, 1992. Dr. Feigenbaum has been a Distinguished Professor of Medicine at the Indiana University Medical Center since 1980 and joined its faculty in 1962. He was elected Phi Beta Kappa and received a Bachelor of Arts degree summa cum laude from Indiana University in 1955, an M.D. degree from the Indiana School of Medicine in 1958 and his Cardiovascular Subspecialty, American Board of Internal Medicine, in 1969. Dr. Feigenbaum is a member of the Board of Directors of Advanced Technology Laboratories, Inc. ("ATL"). Dr. Feigenbaum is a fellow of the American College of Physicians, the American College of Cardiology and the Council on Clinical Cardiology of the American Heart Association, as well as a member of the Editorial Boards of the American Heart Journal, the American Journal of Cardiology, and CIRCULATION. He is editor of the Journal of the American Society of Echocardiography.

           Principal Occupation: Distinguished Professor of Medicine,
                       Indiana University Medical Center

     DENNIS C. FILL. Mr. Fill (age 67) has served as a director of Spacelabs Medical since June 26, 1992 and as a member of the Audit Committee since February 17, 1995. Mr. Fill has served as a director, Chairman of the Board and Chief Executive Officer of ATL since November 11, 1986. From 1978 through mid-December 1986, he served as a member of the Board of Directors of Squibb Corporation and as its President and Chief Operating Officer. Mr. Fill was also a member of Squibb's Executive Committee and Finance Committee. Mr. Fill attended Ealing College, the Institute of Export and Borough Polytechnic. He also served in the

Royal Air Force. Mr. Fill is a member of the Boards of Directors of Beckman Instruments, Inc. and Morton International, Inc.

        Principal Occupation: Chairman of the Board and Chief Executive
                Officer, Advanced Technology Laboratories, Inc.

     CARL A. LOMBARDI. Mr. Lombardi (age 53) has served as a director, Chairman of the Board and Chief Executive Officer of Spacelabs Medical since June 26, 1992. Mr. Lombardi joined Spacelabs Medical in 1967 as a project engineer in the research and development group. He served in various managerial positions with Spacelabs Medical before being appointed Vice President of Operations in 1977. In 1980, he was named Executive Vice President of Spacelabs Medical and General Manager of the Products Division. He has served as President of Spacelabs Medical since 1981. Mr. Lombardi was named Group Vice President of Squibb Medical Systems in 1982 with responsibility for the patient monitoring group of companies. Mr. Lombardi was Group Vice President of Westmark International Incorporated ("Westmark"), from January 1987 through August 1990 and Executive Vice President of Westmark from August 1990 through June 1992. Mr. Lombardi holds a Master of Business Administration degree from Pepperdine University. He also has a Master of Science degree in Systems Engineering from West Coast University and a Bachelor's degree in Electrical Engineering from Pacific State University. He also serves on the Regional Council of the Scribner Kidney Research Center and the Board of Trustees of the Northwest Kidney Center.

      Principal Occupation: Chairman of the Board, Chief Executive Officer
                    and President of Spacelabs Medical, Inc.

     PHILLIP M. NUDELMAN, PH.D. Dr. Nudelman (age 61) has served as a director and member of the Compensation Committee of Spacelabs Medical since June 26, 1992. Dr. Nudelman has served as Chief Executive Officer and President of Group Health Cooperative of Puget Sound ("Group Health") since February 1991. Dr. Nudelman joined Group Health in 1973 as Director of Professional Services and has held positions of increasing responsibility since then. Dr. Nudelman received his Bachelor of Science degree in Microbiology, Zoology and Pharmacy from the University of Washington, and holds Master of Business Administration and Doctor of Philosophy degrees in Health Systems Management from Pacific Western University. Dr. Nudelman is a member of the Board and Chair-elect of the American Association of Health Plans. Dr. Nudelman serves on the Boards of Directors of the United Way, Pacific Science Center, Woodland Park Zoo, the Association for Washington Business, ATL, Cell Therapeutics, Inc., Intensiva Inc. and the Foundation for Health Care Quality.

          Principal Occupation: Chief Executive Officer and President of Group Health Cooperative of Puget Sound

     HARRY WOOLF, PH.D. Dr. Woolf (age 73) has served as a director and Chairman of the Compensation Committee of Spacelabs Medical since June 26, 1992. Dr. Woolf recently completed an 11-year appointment as Director of The Institute for Advanced Study, Princeton, New Jersey, and is currently a Professor Emeritus at the Institute. Dr. Woolf received his Bachelor of Science and Master of Arts degrees from the University of Chicago and his Doctor of Philosophy degree from Cornell University. He has also received honorary doctorates from Whitman College, American University, Johns Hopkins University and St. Lawrence University. Dr. Woolf has been honored by election to the Academie Internationale d'Histoire des Sciences, the American Philosophical Society, Sigma Xi, Phi Beta Kappa and the American Academy of Arts and Sciences. Dr. Woolf is a member of the Boards of Directors of ATL, Family Health International, Reed College, Research America, and Dibner Institute of the History of Science at MIT.

   Principal Occupation: Professor Emeritus, The Institute for Advanced Study

     The Board of Directors met four times in 1996. All directors attended at least 75% of the meetings of the Board of Directors and its Committees on which they serve.

COMMITTEES OF THE BOARD OF DIRECTORS

     Spacelabs Medical has established standing committees of its Board of Directors, including an Audit, a Compensation and an Executive Committee. Each of these Committees is responsible to the full Board of Directors and its activities are therefore subject to Board approval. The functions performed by these Committees are summarized below:

     Audit Committee. The Audit Committee reviews the accounting principles, internal accounting controls, audit plan and results of Spacelabs Medical in order to safeguard Spacelabs Medical's assets and to provide for the reliability of its financial records. The members of this Committee are Dr. Dudley (Chairman), Dr. Feigenbaum and Mr. Fill. The Audit Committee met four times in 1996.

     Compensation Committee. The Compensation Committee establishes salaries, incentives and other forms of compensation for directors, officers and other executives of Spacelabs Medical. This Committee also administers Spacelabs Medical's various incentive compensation and benefit plans and recommends the establishment of policies relating to such plans. The members of this Committee are Dr. Woolf (Chairman) and Drs. Dudley and Nudelman. The Compensation Committee met four times in 1996.

     Executive Committee. The Executive Committee has authority, subject to limitations prescribed by the Board of Directors, to exercise, during the intervals between meetings of the Board of Directors, the powers of the full Board, and is also available, on a standby basis, for use in an emergency or when scheduling makes it impractical to bring the full Board together for a meeting. The members of this Committee are Mr. Lombardi (Chairman) and Dr. Dudley. The Executive Committee did not meet in 1996.

DIRECTOR COMPENSATION

     Directors who are employees of Spacelabs Medical do not receive any fees for their services as directors. Directors who are not employees of Spacelabs Medical are paid an annual retainer of $15,000 for serving on the Board of Directors and receive an additional $500 for attending each meeting of the Board of Directors plus $500 for attending each meeting of a committee of the Board of which they are a member. A nonemployee director serving as a committee chairman receives an additional $1,000 per annum.

     Under the Spacelabs Medical, Inc. Stock Option and Deferral Plan for Nonemployee Directors (the "Director Plan"), each director who is neither an officer nor an employee of Spacelabs Medical is eligible to receive an annual automatic grant of an option to purchase 2,000 shares of Common Stock on the fifth business day following the date of each Annual General Meeting of Stockholders. Each new nonemployee director is also eligible to receive an initial automatic grant of an option to purchase up to 1,500 shares of Common Stock upon the director's initial election or appointment to the Board. The options have an exercise price equal to the fair market value of the Common Stock on the date of grant and expire on the earlier of 10 years from the date of grant and one year after a director's termination of service as a director or three years after a director's mandatory retirement. Each option vests on the director's continued service as a director until the date of the first Annual General Meeting of Stockholders after the date of grant. The Director Plan also permits nonemployee directors to defer payment of all or a part of their cash retainers and/or Board Committee chairmanship fees into "Stock Units."

     The Company also has a Cash Deferred Compensation Plan for Nonemployee Directors. Participating directors may elect to defer all or a portion of their cash compensation for service as directors into an interest-bearing cash account.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of the Common Stock as of February 7, 1997, by (i) each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, (ii) each director, (iii) certain executive officers, and (iv) all directors and executive officers as a group. Each of the named persons and members of the group has sole voting and investment power with respect to the shares shown, except as stated below.

                      NAME AND ADDRESS                        AMOUNT AND NATURE OF         PERCENT
                    OF BENEFICIAL OWNER                       BENEFICIAL OWNERSHIP       OUTSTANDING
------------------------------------------------------------  --------------------       -----------
Trimark Financial Corporation...............................         964,900(1)              9.89%
  One First Canadian Place
  Suite 5600, P.O. Box 487
  Toronto, ON M5X 1E5
Oppenheimer Group, Inc......................................         662,500(2)              6.79%
  Oppenheimer Tower,
  World Financial Center
  New York, NY 10281
Bluewater Investment Management, Inc. ......................         660,300                 6.77%
  Suite 1502, Box 63
  150 King Street West
  Toronto, ON M5H 1J9
Sanford C. Bernstein & Co., Inc.............................         572,526(3)              5.87%
  One State Street Plaza
  New York, NY 10004
Gilbert W. Anderson.........................................           2,500(4)                 *
Thomas J. Dudley............................................           8,000(5)                 *
Harvey Feigenbaum...........................................           8,463(6)                 *
Dennis C. Fill..............................................         108,465(7)              1.11%
Carl A. Lombardi............................................         407,205(8)(9)           4.18%
Phillip M. Nudelman.........................................           8,100(10)                *
Harry Woolf.................................................          11,500(11)                *
Dennis Larsen...............................................          47,507(9)(12)             *
James A. Richman............................................          31,941(9)(13)             *
T. Randy Miskimon...........................................          48,143(9)(14)             *
Emil Soika..................................................          11,250(15)                *
All directors and executive officers as a group (12
  persons)..................................................         739,973(16)             7.59%

---------------

  *  Represents holdings of less than 1%.

 (1) Sole power to vote and dispose of 964,900 shares.

 (2) Sole power to vote and dispose of 662,500 shares.

 (3) Shared power to vote 6,900 shares with Sanford C. Bernstein & Co., Inc clients who have appointed an independent voting agent with instructions to vote shares in the same manner as Sanford C. Bernstein & Co., Inc. Sole power to vote 496,000 shares and to dispose of 572,526 shares.

 (4) Includes options to purchase 1,500 shares exercisable within 60 days of February 7, 1997.

 (5) Represents options to purchase 8,000 shares exercisable within 60 days of February 7, 1997.

 (6) Includes 163 shares that are owned by Dr. Feigenbaum's wife and options to purchase 8,000 shares exercisable within 60 days of February 7, 1997.

 (7) Represents 5,465 shares that are held by the trustee of the ATL Incentive Savings and Stock Ownership Plan as of December 31, 1996 and options to purchase 103,000 shares exercisable within 60 days of February 7, 1997.

 (8) Includes options to purchase 342,750 shares exercisable within 60 days of February 7, 1997.

 (9) Includes 2,155, 1,007, 643 and 1,160 shares held by the 401(k) trustee, as of December 31, 1996, for Messrs. Lombardi, Larsen, Miskimon and Richman, respectively.

(10) Includes options to purchase 8,000 shares exercisable within 60 days of February 7, 1997.

(11) Includes options to purchase 8,000 shares exercisable within 60 days of February 7, 1997.

(12) Includes options to purchase 44,500 shares exercisable within 60 days of February 7, 1997.

(13) Includes options to purchase 27,500 shares exercisable within 60 days of February 7, 1997.

(14) Includes options to purchase 45,000 shares exercisable within 60 days of February 7, 1997.

(15) Includes options to purchase 6,250 shares exercisable within 60 days of February 7, 1997.

(16) Includes options to purchase 645,500 shares exercisable within 60 days of February 7, 1997.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Based on the Company's review of Forms 3, 4 and 5 and any amendment thereto furnished to it pursuant to Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), all such Forms were filed on a timely basis.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee, which is comprised of three nonemployee directors, implements and endorses the goals of the Company's compensation program, which reflect two guiding principles: (i) provide compensation and benefits that allow the Company to maintain competitive compensation to attract and retain executive officers with the skills critical to the Company's long-term success and (ii) reward performance in attaining business objectives and maximizing stockholder value.

     The Compensation Committee works with an outside compensation consulting firm which advises the Compensation Committee on all elements of executive officer compensation. The Compensation Committee examines survey data for executives with similar responsibilities in other medical equipment companies of similar size. The surveyed companies overlap substantially with companies included in the peer group index shown in the stock price performance graph. Compensation decisions are usually made in February of each year based on prior year performance.

     Base Salary. Individual base salaries reflect primarily historical practice, internal position relationships, individual performance and contribution and relative external market pay. No specific weight is assigned to these factors. The Chief Executive Officer is responsible for setting all salaries up to $150,000; all salaries over $150,000 are established by the Compensation Committee, with strong consideration given to the recommendation of the Chief Executive Officer. The Company believes that the relative salaries of senior management should reflect individual contribution and performance. The base salaries for the four most highly compensated executive officers (other than the Chief Executive Officer) are generally at or below the median for comparable companies, which is the level targeted by the Compensation Committee.

     The Compensation Committee bases Mr. Lombardi's base salary on (in order of importance): (i) individual performance, (ii) position of his salary in relation to survey information, (iii) experience, and (iv) the Company's budget. In 1996, the Committee moderately increased Mr. Lombardi's base salary to $400,000, and continued to place greater emphasis on the achievement of certain strategic performance objectives, which are reflected in the incentive portion of Mr. Lombardi's compensation package. The Chief Executive Officer's base salary approximates the median for comparable companies.

     Annual Incentive Compensation. The Management Incentive Compensation Plan (the "MIC Plan") is a plan approved by stockholders under which cash or stock-based awards may be granted to officers and other key employees of the Company to reward personal contributions to the Company's success. The MIC Plan incentive awards for officers and other key employees are awarded by the Compensation Committee based on the recommendation of the Chief Executive Officer. For 1996, the funding target was 30% of base salary. The total amount of the MIC Plan award pool is established based on the Company's net income performance, emphasizing the quality of earnings based on the return of capital employed. The amount of any award to an individual depends on performance by the individual against individually assigned goals and objectives. Attainment of these goals is based on both quantitative performance goals that vary among executives and reflect their areas of responsibility and the subjective assessment of the Chief Executive Officer.

     In 1996, the Company did not attain the target established for incentive awards under the MIC Plan. In lieu of cash bonuses, the Chief Executive Officer recommended restricted stock awards to certain executive officers based on their extraordinary contributions to the Company in 1996. The restricted stock grants provide that restrictions on the sale of the stock lapse as to 25% of the shares annually, beginning on the first anniversary of the grant. The bonuses awarded to the named executive officers (other than the Chief Executive Officer), when combined with their salaries, generally resulted in compensation that is below the median for total annual compensation for comparable companies.

     The incentive award plan adopted for Mr. Lombardi for 1996 focuses on maintaining Company profitability while achieving key operational and strategic objectives and consists of two components. The net income threshold of the first component of Mr. Lombardi's incentive award was not met. The second component of the incentive award plan targets 40% of base salary and is based on performance against strategic goals and objectives for the year. In 1996, in lieu of a cash bonus, Mr. Lombardi received an incentive award of 4,000 shares of restricted stock. The award was determined by considering overall Company performance, progress towards strategic objectives, and economic conditions. In addition, the Compensation Committee desired to increase Mr. Lombardi's stock ownership. The restricted stock grant provides that restrictions on the sale of the stock lapse as to 25% of the shares annually, beginning on the first anniversary of the grant. Mr. Lombardi's total annual pay, consisting of salary and bonus, is below the median for comparable companies.

     Long-Term Compensation. The Spacelabs Medical, Inc. 1992 Option, Stock Appreciation Right, Restricted Stock, Stock Grant and Performance Unit Plan (the "1992 Plan") is the Company's primary long-term incentive plan. The objectives of the stock option program are to align the interests of management and stockholders by creating a direct link between a portion of management's compensation and stockholder return. Stock options are granted at an option price equal to the fair market value of the Common Stock on the date of grant, have 10-year terms and become exercisable in four equal annual installments beginning on the first anniversary of the date of grant. In 1996, the Committee granted incentive stock options up to the Internal Revenue Service limit in annual vesting value. The Committee believes that incentive stock options increase share ownership by encouraging the retention of exercised shares.

     Generally, the number of stock options awarded increases in relation to the level of responsibility in the Company. Within that context, the number of options awarded annually is based primarily on the assessment of the Chief Executive Officer of that individual's contribution to the Company. The number of options awarded to that individual in past years is also considered, as is the competitive practice of comparable companies. The level of long-term compensation awarded by the Company to the named executive officers (other than the Chief Executive Officer) is below the median for comparable companies but has increased over prior years. In 1996, Mr. Lombardi was awarded options to purchase 75,000 shares of Common Stock as part of an ongoing effort to increase his share ownership and reward performance. Mr. Lombardi's option award is in the median range for companies of comparable size, which is the intended target. Officer stock ownership guidelines were adopted by the Compensation Committee in 1995 as part of a general effort to increase stock ownership by officers as a group.

POLICY WITH RESPECT TO SECTION 162(M) LIMITATIONS

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to each of a company's four most highly compensated executive officers and its chief executive officer. Qualifying performance-based compensation is not subject to the deduction limit if certain requirements are met. Based on proposed regulations, any taxable compensation derived from the exercise of stock options awarded under the 1992 Plan should qualify as performance-based compensation and therefore will be fully deductible as compensation payments. The Compensation Committee has decided not to qualify the MIC Plan, since to do so would limit the Committee's flexibility in the administration of the plan. The Compensation Committee does not believe that there will be any nondeductible compensation for the five executive officers in question in 1997.
Respectfully submitted,

Harry Woolf (Chairman)
Thomas J. Dudley
Phillip M. Nudelman
Compensation Committee Members

EXECUTIVE COMPENSATION

     The following table provides information for the past three fiscal years concerning the annual and long-term compensation received by those persons who were, in 1996, the Company's Chief Executive Officer and the five other most highly compensated executive officers of the Company (the "named executive officers").

                           SUMMARY COMPENSATION TABLE

                                                                                      LONG-TERM
                                                                                 COMPENSATION AWARDS
                                                                           -------------------------------
                                 ANNUAL COMPENSATION        OTHER ANNUAL                         LONG-TERM     ALL OTHER
                             ----------------------------   COMPENSATION   RESTRICTED   STOCK    INCENTIVE   COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR     SALARY      BONUS         (1)         STOCK(2)   OPTIONS    PAYOUTS         (3)
---------------------------  ----    --------    --------   ------------   ----------  -------   ---------  ---------------
Carl A. Lombardi             1996    $400,000          --           --      $ 87,960   75,000       --          $ 5,940
Chief Executive Officer,     1995    $385,000    $200,000           --      $ 27,240   65,000       --          $ 6,060
Chairman of the Board and    1994    $385,000    $300,000           --            --   60,000       --          $ 5,996
President

Dennis Larsen                1996    $150,000          --           --      $ 43,980    8,000       --          $ 5,250
Vice President and General   1995    $150,000    $ 20,000           --      $ 27,240   10,000       --          $ 4,660
Manager, Supplies Products   1994    $150,000    $ 40,000           --            --   10,000       --          $ 5,291

Edward Larsen(4)             1996    $138,600          --           --            --   10,000       --          $   997
Former Vice President,       1995    $160,000    $ 20,000           --            --   10,000       --          $ 1,440
Planning and                 1994    $150,000    $ 40,000           --            --   10,000       --          $ 1,440
Administration

James A. Richman             1996    $135,000          --           --      $ 54,975   10,000       --          $ 5,456
Vice President and           1995    $125,000    $ 20,000           --      $ 51,980    8,000       --          $ 4,211
Corporate Controller,        1994    $115,000    $ 25,000           --            --    8,000       --          $ 3,974
Acting Chief Financial
  Officer

T. Randy Miskimon            1996    $150,000    $ 15,000     $ 39,376      $ 43,980   10,000       --          $ 4,037
Vice President,              1995    $138,000    $ 20,000     $ 26,856      $ 27,240   10,000       --          $ 4,620
  International              1994    $125,000    $ 30,000     $  9,195            --   10,000       --          $ 3,310

Emil H. Soika                1996    $200,000          --           --            --   10,000       --          $ 2,250
Vice President Ambulatory    1995    $ 14,600          --           --      $131,500   15,000       --          $   164
Healthcare

---------------
(1) Represents sales commissions paid to Mr. Miskimon in each of the years shown.

(2) Restricted stock is valued at the closing price quoted on the Nasdaq National Market (the "Nasdaq/ NM") on the date of grant. At December 27, 1996, Messrs. Lombardi, D. Larsen, E. Larsen, Miskimon, Richman and Soika held 3,500, 1,500, 0, 1,500, 2,050 and 3,750 shares of restricted stock, respectively, with a value at that date of $73,500, $31,500, $0, $31,500, $43,050 and $78,750, respectively.

(3) Includes Spacelabs Medical's contribution to Spacelabs Medical's ISSO 401(k) Plan during 1996 for Messrs. Lombardi, D. Larsen, E. Larsen, Miskimon, Richman and Soika of $4,500, $4,500, $0, $4,016, $3,167 and $0,
    respectively, and group term life insurance premiums paid by Spacelabs Medical for the same individuals of $1,440, $750, $997, $1,440, $870 and $2,250, respectively.

(4) Amounts shown reflect compensation paid to Mr. Larsen in 1996 prior to his departure from the Company.

1996 OPTION GRANTS AND EXERCISES

     The following table provides information on option grants in fiscal year 1996 to the named executive officers.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                              INDIVIDUAL GRANTS
                            ------------------------------------------------------     POTENTIAL REALIZABLE VALUE AT
                                          PERCENT OF                                      ASSUMED ANNUAL RATES OF
                                         TOTAL OPTIONS                                 STOCK PRICE APPRECIATION FOR
                                          GRANTED TO       EXERCISE                           OPTION TERM(3)
                             OPTIONS     EMPLOYEES IN       PRICE       EXPIRATION   ---------------------------------
           NAME             GRANTED(1)    FISCAL YEAR    PER SHARE(2)      DATE      0%         5%            10%
--------------------------  ----------   -------------   ------------   ----------   ---   ------------   ------------
Carl A. Lombardi..........    75,000          18.5%         $27.38        2/23/06    $0    $  1,291,875   $  3,273,375
Dennis Larsen.............     8,000           2.0%         $27.38        2/23/06    $0    $    137,800   $    349,160
Edward Larsen(4)..........    10,000           2.5%         $27.38        2/23/06    $0    $    172,250   $    436,450
T. Randy Miskimon.........    10,000           2.5%         $27.38        2/23/06    $0    $    172,250   $    436,450
James A. Richman..........    10,000           2.5%         $27.38        2/23/06    $0    $    172,250   $    436,450
Emil H. Soika.............    10,000           2.5%         $27.38        2/23/06    $0    $    172,250   $    436,450
All stockholders..........       N/A           N/A             N/A            N/A    $0    $179,490,253   $454,795,477

---------------
(1) Each option shown was granted on February 23, 1996, and becomes exercisable in four equal annual installments beginning on the first anniversary of the date of grant. The Compensation Committee administers the 1992 Plan, and has the authority to accelerate exercisability before the originally designated exercise date(s). In addition, a Change of Control, as defined under "Compensation -- Agreement With Chief Executive Officer; Change of Control Arrangements," will make each outstanding option automatically exercisable in full for the total remaining number of shares covered. The exercise price may be paid by delivering already-owned shares, and tax withholding obligations relating to exercise may be paid by offsetting the underlying shares, subject to certain conditions.

(2) The exercise price is the average of the high and low sales prices quoted on the Nasdaq/NM for the stock on the date of grant.

(3) The actual value, if any, that a named executive officer or any other individual may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised. The stock price at an assumed 5% compounded growth rate over a 10-year period would be $44.60 per share, yielding a potential realizable value of $17.22 per share; the stock price at an assumed 10% compounded growth rate would be $71.02 per share, yielding a potential realizable value of $43.64 per share. For "all stockholders," the gain is calculated from $27.38, the average of the high and low sales prices quoted on the Nasdaq/NM on February 23, 1996, based on the outstanding shares of Common Stock on that date. These amounts are not intended to forecast possible future appreciation, if any, in the market price of the Common Stock, therefore, there can be no assurance that the actual value realized by a named executive officer or all stockholders will approximate the potential realizable values set forth in the table.

(4) Options granted to Mr. Larsen in 1996 were forfeited upon his departure from the Company.

     No options were exercised in 1996. The following table provides information on the value of the named executive officers' unexercised options at December 27, 1996.

     AGGREGATED OPTION EXERCISES IN 1996 AND FISCAL YEAR-END OPTION VALUES

                                                                                    VALUE OF UNEXERCISED
                                                    NUMBER OF UNEXERCISED           IN-THE-MONEY OPTIONS
                                                 OPTIONS AT FISCAL YEAR-END         AT FISCAL YEAR-END(1)
                                                -----------------------------   -----------------------------
                     NAME                       EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
----------------------------------------------  ------------   --------------   ------------   --------------
Carl A. Lombardi..............................     280,250         166,250        $527,970        $ 31,250
Dennis Larsen.................................      35,000          23,000        $ 18,750        $  6,250
Edward Larsen.................................      31,250               0        $  9,375        $      0
T. Randy Miskimon.............................      35,000          25,000        $ 18,750        $  6,250
James A. Richman..............................      19,750          21,250        $  9,375        $  3,125
Emil H. Soika.................................       3,750          21,250        $      0        $      0

---------------
(1) The value of the options on December 27, 1996 is based on the closing price of a share of Common Stock as reported on the Nasdaq/NM on December 27, 1996 ($21.00).

PERFORMANCE GRAPH

     Set forth below is a graph comparing the cumulative total return on the Common Stock during the period beginning on July 2, 1992 and ending on December 27, 1996 with the cumulative total return on the Total Return Index for the Nasdaq Stock Market (U.S. Companies) (the "Nasdaq Index") and the Media General Medical Instruments and Supply Index (the "Media General Index"). The graph also shows the cumulative total return of the Investor's Business Daily Medical Instruments Industry Index (the "Medical Instruments Index") for the period beginning July 2, 1992 and ending on December 29, 1995. The Medical Instruments Index is no longer available from Investors' Business Daily, the sole source of the data. The Company is not able to recreate the Medical Instruments Index because the identity of the companies comprising the index is proprietary information. The comparison assumes $100 was invested on July 2, 1992 in Common Stock and in each of the foregoing indices and assumes reinvestment of dividends. The stock price performance shown on the graph is not necessarily indicative of future price performance.

     Measurement Period          Spacelabs                       Media General    Medical Instruments
   (Fiscal Year Covered)       Medical, Inc.     Nasdaq Index        Index              Index
7/2/92                              100              100              100                100
12/24/92                            119              119              110                 99
12/31/93                            102              139               93                 70
12/30/94                             98              136              102                 84
12/29/95                            121              192              165                247
12/27/96                             88              237              173

RETIREMENT PLAN

     Spacelabs Medical's Retirement Plan, a defined benefit plan, covers all employees on the active, regular payroll of Spacelabs Medical or its U.S. subsidiaries. The Retirement Plan provides that, upon retirement, a participant will receive a monthly benefit equal to 1% of the participant's highest consecutive 60-month average earnings (as defined in the plan, including base salary and, subject to certain limits, bonuses and commissions), multiplied by the participant's years of credited service with Spacelabs Medical and its subsidiaries (including employment with Spacelabs Medical's former parent, Westmark), reduced as described below. A participant is vested upon completing five years of service.

     The following table sets forth the estimated annual benefits payable upon retirement to Retirement Plan participants.

                               PENSION PLAN TABLE

                                       YEARS OF SERVICE
                 ------------------------------------------------------------
REMUNERATION        15           20           25           30           35
------------     --------     --------     --------     --------     --------
  $125,000       $ 18,750     $ 25,000     $ 31,250     $ 37,500     $ 43,750
   150,000         22,500       30,000       37,500       45,000       52,500
   175,000         26,250       35,000       43,750       52,500       61,250
   200,000         30,000       40,000       50,000       60,000       70,000
   225,000         33,750       45,000       56,250       67,500       78,750
   250,000         37,500       50,000       62,500       75,000       87,500
   300,000         45,000       60,000       75,000       90,000      105,000
   400,000         60,000       80,000      100,000      120,000      140,000
   450,000         67,500       90,000      112,500      135,000      157,500
   500,000         75,000      100,000      125,000      150,000      175,000
   600,000         90,000      120,000      150,000      180,000      210,000
   700,000        105,000      140,000      175,000      210,000      245,000

     The named executive officers participate in the same manner as other eligible Spacelabs Medical employees. The compensation covered by the Retirement Plan corresponds to the salary and bonus, not in excess of 50% of base salary, disclosed for the named executive officers. The credited years of service for Messrs. Lombardi, Larsen, Miskimon, Richman and Soika as of December 27, 1996 are 29.69, 12.08, 14.46, 12.52 and 1.08 years, respectively.

     Certain federal legislation generally limits the amount of annual pension that may be paid from a federal income tax qualified plan to varying amounts ($125,000 for 1997) and the amount of annual earnings that may be taken into account for purposes of calculating benefits under a federal income tax qualified plan ($160,000 for 1997). The actual amounts paid under the Retirement Plan will be limited to comply with such legislation.

     Spacelabs Medical also has established a Supplemental Benefit Plan, which is not qualified for federal income tax purposes and which covers any employee whose benefit under the Retirement Plan is limited by the federal legislation described above. The benefit under the Supplemental Benefit Plan consists of the amount by which the benefit to which the participant is otherwise entitled under the Retirement Plan is reduced to comply with the limits on annual earnings or the amount of annual pension that may be paid. Mr. Lombardi's benefits as disclosed in the preceding table may be actuarially reduced if he elects to receive periodic payments prior to age 65 from an annuity purchased by the Company to discharge a portion of its retirement benefit liability under the Supplemental Benefit Plan.

AGREEMENT WITH CHIEF EXECUTIVE OFFICER; CHANGE OF CONTROL ARRANGEMENTS

     Spacelabs Medical has entered into a change of control agreement with Mr. Lombardi that provides for continued employment terms equivalent to those immediately prior to a Change of Control (as defined below) for the three years following a Change of Control. An immediate payment of a lump sum equal to three years' salary and bonus is triggered if, following a Change of Control, employment is terminated by the employee for "good cause," by the employer "without cause" or by the employee during the 30-day window period one year after the Change of Control. A Change of Control, with or without termination of employment, also triggers an acceleration of vesting of restricted stock and stock options and the payment of the "spread" between the exercise price of options and the fair market value of the underlying Common Stock.

     In very general terms, a Change of Control would be a substantial change in Spacelabs Medical's Board of Directors or in the ownership of the Company without either the acquiescence of the then-current Board or continuing majority ownership by stockholders of Spacelabs Medical. More particularly, a Change of Control as defined in the agreement is: (i) a change in the Board of Directors such that a majority of the seats on the Board are occupied by individuals who are neither nominated by a majority of the Incumbent Directors (as defined below) of Spacelabs Medical then in office nor appointed by directors so nominated; (ii) the acquisition by any person (other than Spacelabs Medical or a Spacelabs Medical employee benefit plan) of, in the case of transactions not approved by a majority of the directors of Spacelabs Medical who were either nominated by a majority of the directors of Spacelabs Medical then in office or appointed by directors so nominated ("Incumbent Directors"), 20% or more of the combined general voting power of the Common Stock and any other voting securities of Spacelabs Medical and, in the case of other transactions, 33% or more of such combined voting power; or (iii) the approval by the stockholders of Spacelabs Medical of a complete liquidation or dissolution of Spacelabs Medical or a merger, consolidation or sale of substantially all the assets of Spacelabs Medical (collectively, a "Business Combination"), other than a Business Combination in which all or substantially all the stockholders of Spacelabs Medical receive 60% or more of the stock of the corporation resulting from the Business Combination in substantially the same proportions as their ownership before the Business Combination, no holder has more than 20% of the combined voting power of the capital stock of the resulting corporation and at least a majority of the board of directors of the resulting corporation are Incumbent Directors.

     Under the 1992 Plan and the Spacelabs Medical 1992 Adjustment Plan, upon a Change of Control each outstanding option and stock appreciation right ("SAR") will automatically become exercisable in full for the total remaining number of shares covered thereby. In addition, during the 90-day period following a Change of Control an optionee may choose to receive cash equal to the difference between the exercise price of the option and the fair market value of a share of Common Stock determined as described below for a limited SAR, in lieu of exercising the option and paying the option price. Also, all restrictions on shares of restricted stock will lapse upon a Change of Control and all amounts otherwise deferred by Spacelabs Medical and any employee in connection with performance units will be distributed.

     A limited SAR may be exercised only during the 90 days immediately following a Change of Control. For the purpose of determining the amount payable upon exercise of a limited SAR, the fair market value of a share of Common Stock will be equal to the higher of (y) the highest fair market value of the Common Stock during the 90-day period ending on the date the limited SAR is exercised, determined as in the case of an option, and (z) whichever of the following applies:

          (i) the highest per share price paid in any tender or exchange offer that is in effect at any time during the 90 days preceding the exercise of the limited SAR;

          (ii) the fixed or formula price for the acquisition of shares of Common Stock in a merger or similar agreement approved by the Spacelabs Medical stockholders or Board of Directors, if such price is determinable on the date of exercise; or

          (iii) the highest price per share paid to any Spacelabs Medical stockholder in a transaction or group of transactions giving rise to the exercisability of the limited SAR.

              PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

     Unless instructed to the contrary, it is intended that votes be cast pursuant to the accompanying proxy for the ratification of the appointment of KPMG Peat Marwick LLP as auditors for Spacelabs Medical for 1997.

KPMG Peat Marwick LLP has audited the accounts of Spacelabs Medical for 1996. Representatives of KPMG Peat Marwick LLP are expected to attend the Meeting and will have an opportunity to make a statement and/or respond to appropriate questions from stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF KPMG PEAT MARWICK LLP AS AUDITORS FOR SPACELABS MEDICAL FOR 1997.

     In the event that the ratification of the appointment of auditors is not made by a majority of the shares entitled to vote thereon, the selection of other auditors will be considered by the Board of Directors.

                            EXPENSES OF SOLICITATION

     The accompanying proxy is solicited by and on behalf of the Board of Directors, and the entire cost of such solicitation will be borne by Spacelabs Medical. Corporate Investors Communications, Inc. will distribute proxy materials to beneficial owners and may solicit proxies by personal interview, mail, telephone and telegram, and will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of the Common Stock held on the record date by such persons. The Company will pay Corporate Investors Communications, Inc. a fee of $4,000 to cover its services and will reimburse Corporate Investors Communications, Inc. for payments made to brokers and other nominees for their expenses in forwarding solicitation materials. Solicitation may be by personal interview, telephone and telegram by directors, officers and other employees of Spacelabs Medical without special compensation.

                                 OTHER MATTERS

     Spacelabs Medical knows of no other matters that are likely to be brought before the Meeting. If, however, other matters that are not now known or determined come before the Meeting, the persons named in the enclosed proxy or their substitutes will vote such proxy in accordance with their judgment.

                           PROPOSALS OF STOCKHOLDERS

     Proposals of stockholders to be considered for inclusion in the Proxy Statement and proxy for the Company's 1998 Annual General Meeting of Stockholders must be received by the Secretary of Spacelabs Medical by November 24, 1997.

                  ANNUAL REPORT AND ANNUAL REPORT ON FORM 10-K

     A copy of the Spacelabs Medical 1996 Annual Report and of the Annual Report on Form 10-K for the year ended December 27, 1996 as filed with the Securities and Exchange Commission are being mailed with this Proxy Statement to each stockholder of record. Stockholders not receiving a copy of such Annual Reports may obtain one without charge by writing or calling Mr. Clark Thompson, Director Investor Relations, Spacelabs Medical, P.O. Box 97013, Redmond, Washington, 98073-9713, (206) 867-7345.

                                          By Order of the Board of Directors

                                          /s/ Eugene V. DeFelice
                                          Eugene V. DeFelice
                                          Secretary
Redmond, Washington
March 25, 1997

PROXY


                             SPACELABS MEDICAL, INC.

      INSTRUCTIONS FOR ANNUAL GENERAL MEETING OF STOCKHOLDERS, MAY 8, 1997

    Shares of SpaceLabs Medical, Inc. Common Stock in which you have an interest as a participant in the Advanced Technology Laboratories, Inc. Incentive Savings and Stock Ownership Plan are held by Wells Fargo Bank, N.A., as Trustee of the Plan, and will be voted by the Trustee at the Annual Meeting of Stockholders on May 8, 1997, pursuant to instructions received from Plan participants. You may participate in the voting, in proportion to your interest in such shares, by using this form to instruct the Trustee how to vote the shares allocated to your account.

IN ORDER FOR YOUR INSTRUCTIONS TO BE VOTED BY THE TRUSTEE, THIS FORM MUST BE RECEIVED BY FIRST CHICAGO TRUST COMPANY OF NEW YORK NO LATER THAN CLOSE OF THE BUSINESS DAY ON MAY 2, 1997.

    If you do not indicate otherwise, these instructions will authorize the Trustee to vote for the election of Directors and for the ratification of auditors for 1997, as described in the SpaceLabs Medical, Inc. Proxy Statement dated March 25, 1997. These instructions will also authorize the Trustee to vote at its discretion on such other matters as may come before the meeting.

--------------------------------------------------------------------------------

Wells Fargo Bank, N.A.
Trust Division, P.O. Box 21927
Seattle, WA 98111


                             INSTRUCTIONS TO TRUSTEE

           THESE INSTRUCTIONS ARE BEING GIVEN IN CONJUNCTION WITH THE BOARD OF DIRECTORS' SOLICITATION OF PROXIES FROM THE TRUSTEE

You are hereby authorized and instructed to vote at the Annual General Meeting of Stockholders of SpaceLabs Medical, Inc. on May 8, 1997, and at any adjournments thereof, either in person or by proxy, all of the shares of Common Stock of SpaceLabs Medical, Inc., allocated to my account under the Advanced Technology Laboratories, Inc. Incentive Savings and Stock Ownership Plan.

              THESE INSTRUCTIONS ARE CONTINUED ON THE REVERSE SIDE
               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

[X]     PLEASE MARK YOUR                                                    6110
        VOTES AS IN THIS
        EXAMPLE.

THE INTEREST IN SHARES SUBJECT TO THESE INSTRUCTIONS WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. IF NO DIRECTION IS GIVEN WHEN THE DULY EXECUTED INSTRUCTIONS ARE RETURNED, SUCH INTEREST WILL BE VOTED "FOR" AUTHORITY ON ITEMS 1 AND 2.

    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AUTHORITY ON ITEMS 1 AND 2.

1.  ELECTION OF DIRECTORS      FOR [ ]        WITHHELD [ ]

    FOR ALL EXCEPT VOTE WITHHELD FROM THE FOLLOWING NOMINEE(S):

    Authority to vote "FOR" the following nominees:

    Gilbert W. Anderson, Thomas J. Dudley, D.B.A., Harvey Feigenbaum, M.D., Dennis C. Fill, Carl A. Lombardi, Phillip M. Nudelman, Ph.D., Harry Woolf, Ph.D.

2.  RATIFICATION OF AUDITORS

    Authority to vote "FOR" ratification of KPMG Peat Marwick LLP, as auditors for the year ending December 26,1997.

          FOR [ ]      AGAINST [ ]     ABSTAIN [ ]





PARTICIPANT____________________________________________ DATE____________________

Please date and sign exactly as your name appears above, and return in the enclosed envelope to First Chicago Trust Company of New York, who will tabulate and report your instruction to the Plan's Trustee for voting.

PROXY

                             SPACELABS MEDICAL, INC.

            THIS PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                      FOR THE ANNUAL MEETING ON MAY 8, 1997

The undersigned hereby constitutes and appoints Carl A. Lombardi and James A. Richman, and each of them, his true and lawful agents and proxies with full power of substitution in each, to represent the undersigned at the Annual Meeting of Stockholders of SPACELABS MEDICAL, INC. to be held on May 8, 1997 at 10:00 AM, local time, at the Bellevue Club, Bellevue, Washington, and at any adjournments thereof, on all matters coming before such meeting.

You are encouraged to specify your choices by marking the appropriate boxes. SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy(ies) cannot vote your shares unless you sign and return this card.

(Change of Address/Comments)


----------------------------------

----------------------------------

----------------------------------

----------------------------------

SEE REVERSE SIDE

[X]     PLEASE MARK YOUR                                                    5020
        VOTES AS IN THIS
        EXAMPLE.

THE PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSALS 1 and 2

1.  ELECTION OF DIRECTORS      FOR [ ]        WITHHELD [ ]

    For all except vote withheld from the following nominee(s):

    Nominees for Director:

    Gilbert W. Anderson, Thomas J. Dudley, D.B.A., Harvey Feigenbaum, M.D., Dennis C. Fill, Carl A. Lombardi, Phillip M. Nudelman, Ph.D., Harry Woolf, Ph.D.

2.  RATIFICATION OF AUDITORS

    Approval of KPMG Peat Marwick LLP, independent certified public accountants to audit the accounts and records of SpaceLabs Medical, Inc. for the fiscal year ending December 26,1997.

3. In their discretion, upon such other matters as may properly come before the meeting.

          FOR [ ]      AGAINST [ ]     ABSTAIN [ ]






    CHANGE OF ADDRESS/COMMENTS ON REVERSE SIDE

    Please sign name(s) exactly as printed hereon. Joint owners should each sign. If signing as attorney, administrator, executor, guardian or trustee, give full title as such.


    -----------------------------------

    -----------------------------------
    SIGNATURE(S)                   DATE

PROXY




                             SPACELABS MEDICAL, INC.
      INSTRUCTIONS FOR ANNUAL GENERAL MEETING OF STOCKHOLDERS, MAY 8, 1997

        Shares of SpaceLabs Medical, Inc. Common Stock in which you have an interest as a participant in the SpaceLabs Medical, Inc. Incentive Savings and Stock Ownership Plan are held by U.S. Bank of Washington, N.A., as Trustee of the Plan, and will be voted by the Trustee at the Annual Meeting of Stockholders on May 8, 1997, pursuant to instructions received from Plan participants. You may participate in the voting, in proportion to your interest in such shares, by using this form to instruct the Trustee how to vote the shares allocated to your account.

         IN ORDER FOR YOUR INSTRUCTIONS TO BE VOTED BY THE TRUSTEE, THIS
           FORM MUST BE RECEIVED BY FIRST CHICAGO TRUST COMPANY OF NEW
          YORK NO LATER THAN CLOSE OF THE BUSINESS DAY ON MAY 2, 1997.

        If you do not indicate otherwise, these instructions will authorize the Trustee to vote for the election of Directors and for the ratification of auditors for 1997, as described in the SpaceLabs Medical, Inc. Proxy Statement dated March 25, 1997. These instructions will also authorize the Trustee to vote at its discretion on such other matters as may come before the meeting.
--------------------------------------------------------------------------------
U.S. Bank of Washington, N.A.
P.O. Box 720
Seattle, WA 98111

                             INSTRUCTIONS TO TRUSTEE

           THESE INSTRUCTIONS ARE BEING GIVEN IN CONJUNCTION WITH THE BOARD OF DIRECTORS' SOLICITATION OF PROXIES FROM THE TRUSTEE

You are hereby authorized and instructed to vote at the Annual General Meeting of Stockholders of SpaceLabs Medical, Inc. on May 8, 1997, and at any adjournments thereof, either in person or by proxy, all of the shares of Common Stock of SpaceLabs Medical, Inc., allocated to my account under the SpaceLabs Medical, Inc. Incentive Savings and Stock Ownership Plan.

              THESE INSTRUCTIONS ARE CONTINUED ON THE REVERSE SIDE
               PLEASE SIGN ON THE REVERSE SIDE AND RETURN PROMPTLY

[X]  PLEASE MARK YOUR                                                       6018
     VOTES AS IN THIS EXAMPLE


THE INTEREST IN SHARES SUBJECT TO THESE INSTRUCTIONS WILL BE VOTED AS DIRECTED BY THE PLAN PARTICIPANT. If no direction is given when the duly executed instructions are returned, such interest will be voted "FOR" authority on items 1 and 2.


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" AUTHORITY ON ITEMS 1 AND 2:

                 FOR    WITHHELD                                                      2. RATIFICATION         FOR  AGAINST  ABSTAIN
1.   ELECTION OF                         Authority to vote "FOR" the following           OF AUDITORS
     DIRECTORS   / /      / /            nominees: Gilbert W. Anderson,                  Authority to vote    / /    / /      / /
                                         Thomas J. Dudley, D.B.A.,                       "FOR" ratification
For all except vote withheld from        Harvey Feigenbaum, M.D., Dennis C. Fill,        of KPMG Peat Marwick
the following nominee(s):                Carl A. Lombardi, Phillip M. Nudelman, Ph.D.,   LLP, as auditors for
                                         Harry Woolf, Ph.D.                              the year ending
                                                                                         December 26, 1997.

______________________________________





PARTICIPANT___________________________________DATE________________

Please date and sign exactly as your name appears above, and return in the enclosed envelope to First Chicago Trust Company of New York, who will tabulate and report your instruction to the Plan's Trustee for voting.